Exhibit 3.29
state of delaware
secretary of state
division of corporations
filed 02:00 PM 08/16/1993
723228117 — 2347738
CERTIFICATE OF INCORPORATION
OF
AMERICAN VACATION COMPANY, INC.
     1. The name of the corporation is American Vacation Company, Inc.
     2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New castle. The name of its registered agent at such address is The Corporation Trust Company.
     3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.
     4. The total number of shares of stock which the corporation shall have authority to issue is Ten Million (10,000,000) shares of common stock, $.01 par value per share and One Million Four Hundred Thousand (1,400,000) shares of preferred stock, $.01 par value per share.
     5. The name and mailing address of the incorporator is Andrea M. Popik, c/o Cohen and Wolf, P.C., 1115 Broad Street, Bridgeport, Connecticut 06604.
     6. No director shall have any personal liability to the corporation or its stockholders for any monetary damages for breach of fiduciary duty as a director, except that this Article shall not eliminate or limit the liability of each director (i) for any breach of such director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 274 of the Delaware General Corporation Law, or (iv) for any transaction from which such director derived an improper personal benefit. This Article shall not eliminate or limit the liability of such director for any act or omission occurring prior to the date when this Article becomes effective.
     7. The corporation is to have perpetual existence.
     8. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the by-laws of the corporation.
     9. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.
     Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.
     10. Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the

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application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholder’s of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.
     11. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.
     THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this

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certificate, hereby declaring and certifying that my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 9th day of August, 1993.

/s/ Andrea M. Popik
Andrea M. Popik

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STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 01:00 PM 08/20/1993
932355098 — 2347738
CERTIFICATE OF MERGER
OF
CANNON TIME CORP.
INTO
AMERICAN VACATION COMPANY, INC.
     The undersigned corporation
     DOES HEREBY CERTIFY:
     FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

NAME	STATE OF INCORPORATION
American Vacation Company, Inc.	Delaware

Cannon Time Corp.	New York
     SECOND: That a Plan of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 252 of the General corporation Law of Delaware.
     THIRD: That the name of the surviving corporation of the merger is American Vacation Company, Inc., a Delaware corporation.
     FOURTH: That the Certificate of Incorporation of American Vacation Company, Inc., a Delaware corporation which is surviving the merger, shall be the Certificate of Incorporation of the surviving corporation.
     FIFTH: That the executed Plan of Merger is on file at the principal place of business of the surviving corporation, the address of which is c/o Cohen and Wolf, P.C., 1115 Broad Street, Bridgeport, Connecticut 06604.
     SIXTH: That a copy of the Plan of Merger will be furnished on request and without cost, to any stockholder of any constituent corporation.

     SEVENTH: The authorized capital stock of Cannon Time Corp. is as follows:

	number of	Par Value
class	Shares	Par share
Common	2,000,000	$.005
Dated: August 17, 1993

American Vacation Company, Inc.
By:	/s/ William Needhan Jr.
William Needhan Jr.
President

ATTEST:

By:	/s/ Richard A. Krants
Richard A. Krants
Assistant Secretary

STATE OF DELAWARE
secretary of state
division of corporations
filed 10:00 AM 10/12/1993
932865253 — 2347738
AMENDMENT TO CERTIFICATE OF INCORPORATION
OF AMERICAN VACATION COMPANY, INC.
     Gary L. Hughes, chairman of the board of directors of American Vacation Company, Inc. (the “Corporation”), hereby certifies that the amendment to the Corporation’s Certificate of Incorporation as set forth below has been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.
     Article 1 of the Certificate of Incorporation of the Corporation is hereby amended as follows:
          1. The name of the Corporation is: AVCOM INTERNATIONAL, INC.
     IN WITNESS WHEREOF, the undersigned has executed this Amendment to Certificate of Incorporation on the 27 day of September 1993.
ATTEST:

/s/ Douglas A. Wills		/s/ Gary L. Hughes

Douglas A. Wills		Gary L. Hughes
Secretary		Chairman

STATE OF ARIZONA	)
)
County of Yavapai	)
     The foregoing instrument was acknowledged before me this 27 day of September 1993, by Gary L. Hughes as Chairman of American Vacation Company, Inc. on behalf of the corporation.

My Commission Expires:	Notary Public
July 16, 1994	-s- PAM A. BAYLES

CERTIFICATE OF MERGER OF ASP ACQUISITION CORP.
INTO AVCOM INTERNATIONAL, INC.
     The undersigned corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.
     DOES HEREBY CERTIFY:
     FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

Name	State of Incorporation
AVCOM International, Inc. ASP Acquisition Corp.	Delaware Delaware
     SECOND: That an Agreement and Plan of Merger, as amended, between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of subsection (c) of Section 251 of the General Corporation Law of the State of Delaware.
     THIRD: That the name of the surviving corporation of the merger is AVCOM International, Inc.
     FOURTH: That the certificate of incorporation of AVCOM International, Inc., a Delaware corporation, shall be the certificate of incorporation of the surviving corporation.
     FIFTH: That the executed Agreement and Plan of Merger, as amended, is on file at the principal place of business of the surviving corporation. The address of the principal place of business of the surviving corporation is 561 Highway 179, Sedona, Arizona 86336.
     SIXTH: That a copy of the Agreement and Plan of Merger, as amended, will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

AVCOM INTERNATIONAL, INC.
By:	/s/ Gary L. Hughes
Gary L. Hughes
	Title:	President

ATTEST:
By: [ILLEGIBLE]
Title: Vice President

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 01:00 PM 02/07/1997
971042105 – 2347738

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 03/18/1998
981105572 — 2347738
State of Delaware
Certificate of Amendment
Of
Certificate of Incorporation
AVCOM International, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,
DOES HEREBY CERTIFY:
FIRST: That by unanimous written consent of Board of Directors of AVCOM International, Inc., resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling for the consideration thereby of the stockholders of said corporation. The resolution setting forth the proposed amendment is as follows:
RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered “4” so that, as amended, said Article shall be and read as follows:
The total number of shares of stock which the corporation shall have authority to issue Is three thousand (3,000) shares of common stock, $.01 par value per share.
SECOND: That thereafter, pursuant to resolution of its Board of Directors the sole shareholder of said corporation, by written consent, in accordance with Section 228 of the General Corporation Law of the State of Delaware voting the necessary number of shares as required by statute in favor of the amendment.
THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.
IN WITNESS WHEREOF, said AVCOM International, Inc., has caused this certificate to be signed by Douglas A. Wills, an Authorized Officer, this March 11, 1998.

By:	/s/ Douglas A. Wills
Douglas A. Wills
its: Secretary

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:30 PM 07/09/2002
020441198 — 2347738
CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF INCORPORATION
OF
AVCOM INTERNATIONAL, INC.

Pursuant to Section 242 of the General
Corporation Law of the State of Delaware

       It is hereby certified as follows:
1.	The name of the corporation (hereinafter called the “corporation”) is AVCOM INTERNATIONAL, INC.
2.	The Certificate of Incorporation of the corporation is hereby amended so that Article 1 shall be deleted as it now exists and the following new Article 1 shall read:
“1. The name of the corporation is SUNTERRA DEVELOPER AND SALES HOLDING COMPANY.”
3.	The Certificate of Incorporation of the Corporation is further amended by adding the following sentence to the end of Article 4:
“Notwithstanding anything to the contrary set forth in this Article 4, the Corporation shall not issue any non-voting equity securities; provided, however, that this provision, included in this Certificate of Incorporation in compliance with Section 1123(a)(6) of the Bankruptcy Code, shall have no force and effect beyond that required by Section 1123(a)(6) of the Bankruptcy Code and shall be effective only for so long as Section 1123(a)(6) of the Bankruptcy Code is in effect and applicable to the Corporation.”
4.	The amendment herein certified has been duly adopted and written consent has been given in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of

the State of Delaware.
     IN WITNESS WHEREOF, I have hereunto set my hand this 9th day of July, 2002.

/s/ James F. Anderson
Name:	James F. Anderson
Title:	Vice President

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:27 PM 01/11/2006
FILED 03:27 PM 01/11/2006
SRV 060029141 — 2347738 FILE
CERTIFICATE OF MERGER
OF
AKGI LAKE TAHOE INVESTMENTS, INC.
KGK LAKE TAHOE DEVELOPMENT, INC.
AND
SUNTERRA DEVELOPER AND SALES HOLDING COMPANY
     Pursuant to Title 8, Section 252 of the Delaware General Corporation Law.
     1. The name of the surviving corporation is Sunterra Developer and Sales Holding Company, a Delaware corporation, and the name of the corporations being merged into this surviving corporation are (i) AKGI Lake Tahoe Investments, Inc., which is incorporated under the laws of the State of California and (ii) KGK Lake Tahoe Development, Inc. which is incorporated under the laws of the State of California..
     2 The Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent entities pursuant to Title 8 Section 252 of the General Corporation Law of the State of Delaware.
     3. The name of the surviving corporation is Sunterra Developer and Sales Holding Company, a Delaware corporation.
     4. The Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation.
     5. The authorized stock and par value of each of the non-Delaware corporations is:

Entity Name	Authorized	Par Value
ALGI Lake Tahoe Investments, Inc.	10,000	1.00
KGK Lake Tahoe Development, Inc.	10,000	1.00
     6. The merger is to become effective at 11:59 p.m. on the date of filing of the Certificate of Merger.
     7. The executed Agreement and Plan of Merger is on file at 3865 West Cheyenne Avenue, North Las Vegas, Nevada 89032, the principal place of business of the surviving limited liability company.
     8. A copy of the Agreement and Plan of Merger will be furnished by the surviving corporation on request, without cost, to any stockholder of the constituent corporations.

     IN WITNESS WHEREOF, Said surviving corporation has caused this certificate to be signed by an authorized officer this 22nd day of December 2005.

SUNTERRA DEVELOPER AND SALES HOLDING COMPANY
By:	/s/ Frederick C. Bauman
Frederick C. Bauman
Its: Vice President

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:44 PM 10/17/2007
FILED 06:44 PM 10/17/2007
SRV 071127616 — 2347738 FILE
CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION
OF
SUNTERRA DEVELOPER AND SALES HOLDING COMPANY
     (hereinafter called the “corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:
     1. The name of the corporation is Sunterra Developer and Sales Holding Company
     2. The certificate of incorporation of the corporation is hereby amended by striking out Article 1 thereof and by substituting in lieu of said Article 1 the following new Article 1:
     The name of the corporation is Diamond Resorts Developer and Sales Holding Company
     3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.
Executed on this 16th day of October, 2007.

/s/ Frederick C. Bauman
Frederick C. Bauman,
Vice President and Secretary

1/96 - 1	Delaware Certificate of Amendment After Payment of Capital

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:21 PM 01/09/2008
FILED 04:13 PM 01/09/2008
SRV 080027696 — 2347738 FILE
STATE OF DELAWARE
CERTIFICATE OF MERGER OF
DOMESTIC CORPORATIONS
Pursuant to Title 8, Section 251(c) of the Delaware General Corporation Law, the undersigned corporation executed the following Certificate of Merger.
FIRST: The name of the surviving corporation is Diamond Resorts Developer and Sales Holding Company, and the name of the corporation being merged into this surviving corporation is Resort Marketing International, Inc.
SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations.
THIRD: The name of the surviving corporation is Diamond Resorts Developer and Sales Holding Company, a Delaware corporation.
FOURTH: The Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation.
FIFTH: The merger is to become effective on the date of filing.
SIXTH: The Agreement of Merger is on file at 3865 W. Cheyenne Ave, North Las Vegas, NV 89032, the place of business of the surviving corporation.
SEVENTH: A copy of the Agreement of Merger will be furnished by the surviving corporation on request, without cost, to any stockholder of the constituent corporations.
IN WITNESS WHEREOF, said surviving corporation has caused this certificate to be signed by an authorized officer, the 2nd day of January A.D., 2008.

By:	/s/ Frederick C. Bauman
Authorized Officer

Name: Frederick C. Bauman
Print or Type
Title: Vice President